Exhibit 10.38

PUT OPTION AGREEMENT

Burnette Or, Chairman of SGOCO, Robert Eu, and John Wang hereby grants to Pope Investments II LLC a Put Option to sell 250,000 shares of SGOCO at a price of $8 per share. The terms of the Put Option are agreed as follows:

1.	CONDITION PRECEDENT: This Put Agreement is effective upon completion of Pope Investments II LLC purchase of 250,000 shares of Hambrecht Asia Acquisition Corporation (HMAUF).

2.	EXERCISE PERIOD: The Put is exercisable from February 15, 2011 until May 15, 2011.

3.
NOTICE OF EXERCISE: Pope may exercise its Put for any reason whatsoever during the exercise period. However, if Pope does not do so in writing and within the Exercise Period, this Put Option Agreement will automatically terminate with no further obligations to Mr. Or, Mr. Eu, Mr. Wang or the Company.

4.
GUARANTEE: Upon a written Notice of Exercise to be delivered to Guanke Technology Park, Luoshan, Jinjiang City, Fujian, China, 362200 or any of the parties to this agreement, Burnette Or will personally, or as Chairman and President of SGOCO cause the company to, make the purchase of the Put Shares within 10 business days. In the event both the Company and Burnette Or fail to make the purchase of the Put Shares as required by this Put, then Robert Eu and John Wang will make the purchase of the Put Shares on behalf of Burnette Or.  Burnette Or, Robert Eu, and John Wang are jointly and severally guaranteeing this put option. In the event Mr. Eu and Mr. Wang make the purchase of the Put Shares, they will be entitled to Put such shares to Mr. Or or the Company pursuant to the terms of this Put.

5.
In the event of a dispute, the parties hereby agree the jurisdiction shall exclusively be in the state of Tennessee or the Western District of Tennessee.  Burnette Or shall use a best efforts basis have the Company be a part of this agreement and cause the company to make the purchase of the Put shares as required.

This Put Option Agreement is made on this 9th of March, 2010 between:

Burnett Or Chairman, SGOCO	William P. Wells President, Pope Asset Management

Robert Eu	John Wang